Exhibit 1 (vi)

                                  MENTOR FUNDS

                                 Amendment No. 7
                                       to
                              DECLARATION OF TRUST
                             dated January 20, 1992



      This Declaration of Trust is amended as follows:

1. Section 5 of Article III is hereby amended by replacing the reference therein to "Mentor Income Portfolio" with a reference to "Mentor High Income Portfolio".

                               ------------------

      This Amendment is executed as of the 13th day of October 1998, to be effective as of June 1, 1998.

      IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees in office, have executed this instrument.


/s/ Arch T. Allen, III              /s/ Jerry R. Barrentine
------------------------            ------------------------
Arch T. Allen, III                   Jerry R. Barrentine

/s/ Arnold H. Dreyfuss              /s/ Weston E. Edwards
------------------------            ------------------------
Arnold H. Dreyfuss                   Weston E. Edwards

/s/ Thomas F. Keller                /s/ Daniel J. Ludeman
------------------------            ------------------------
Thomas F. Keller                     Daniel J. Ludeman

/s/ Louis W. Moelchert, Jr.         /s/ J. Garnett Nelson
---------------------------         ------------------------
Louis W. Moelchert, Jr.              J. Garnett Nelson

/s/ Troy A. Peery, Jr.              /s/ Peter J. Quinn, Jr.
------------------------            ------------------------
Troy A. Peery, Jr.                   Peter J. Quinn, Jr.


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